Exhibit 3.21

*200525900826*

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
[ILLEGIBLE]/19/2005	200525900826	DOMESTIC AGENT SUBSEQUENT	25.00	.00	.00	.00	.00
		APPOINTMENT (AGS)

Receipt

This is not a bill. Please do not remit payment.

C.T. CORPORATION SYSTEM
17 S. HIGH STREET
COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, J. Kenneth Blackwell

649525

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

COPLEY HEALTH CENTER, INC.

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
DOMESTIC AGENT SUBSEQUENT APPOINTMENT	200525900826

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 15th day of September, A.D. 2005.
United States of America
State of Ohio	/s/ J. Kenneth Blackwell
Office of the Secretary of State	Ohio Secretary of State

F0613-0409

Department of State

The State of Ohio	FEB 26 1985

Sherrod Brown
Secretary of State

649525

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of:___________ARF_____________________________________________________________________________________________________

__________________________________________________________________________________________________________________________ of: COPLEY HEALTH CENTER, INC.

United States of America State of Ohio Office of the Secretary of State	Recorded on Roll F613 at Frame 0410 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 19 TH day of FEB , A.D. 19 85 .

/s/ Sherrod Brown
Sherrod Brown
Secretary of State

		F0613–0410

	APPROVED
	By	LS
ARTICLES OF INCORPORATION	Date	2-19-85
OF	Amount	7500
COPLEY HEALTH CENTER, INC.

          The undersigned, a citizen of the United States, desiring to form a corporation, for profit, under §§ 1701.01 et seq. of the Revised Code of Ohio, does hereby certify:

FIRST:      The name of the Corporation shall be COPLEY HEALTH CENTER, INC.

SECOND:      The place in the State of Ohio where the Corporation’s office is to be located is Warrensville Heights, in Cuyahoga County.

THIRD:      The purposes for which the Corporation is formed are:

1. To engage in any lawful act or activity for which corporations may be formed under §§ 1701.01 through 1701.98, inclusive, of the Ohio Revised Code.

2.     To acquire, by purchase, subscriptions or otherwise, and to own, hold for investment or otherwise, and to issue, sell, use, assign, redeem, transfer, mortgage or pledge bonds, debentures, securities, evidences of indebtedness, contracts or obligations of the Corporation or of any corporation, association, firm or individual, and also to issue in exchange therefor stocks, bonds or other securities or evidences of indebtedness of the Corporation, and while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends, income and other rights accruing on or from such property and to possess and exercise in respect thereof all of the rights, powers and privileges of ownership, including all voting powers connected therewith.

3.     In furtherance, and not in limitation, of the general powers conferred by the laws of the State of Ohio, and in furtherance, and not in limitation, of the purposes hereinbefore stated, it is hereby expressly provided that the Corporation shall have the following authorities and powers:

(a)     In general, to do all things, and to carry on, enter into, promote, conduct, perform or participate in any and all mercantile, real estate, or other commercial or industrial businesses, endeavors, undertakings, partnerships, ventures or operations; and to continue, alter, extend or develop any business, and to do each and every other act necessary or incidental thereto, not contrary to the laws of the State of Ohio, and to have and exercise all of the powers conferred by the laws of the State of Ohio upon corporations formed thereunder, and to do any and all of the acts and things hereinabove or hereinafter set forth to the same extent as natural persons could do, in any part of the world, as principal, factor, agent, contractor, trustee or otherwise, either alone or in common with any person, entity, syndicate, association, corporation or body politic now or hereafter existing, and to do each and every act and thing necessary or incidental thereto; including, without limitation, to engage generally in the business of owning, operating and leasing real estate and personal property of every character and description.

F0613–C411

(b)     To apply for, obtain, hold, use, possess, purchase, take or otherwise acquire, and to sell, license others to use, or otherwise grant rights in or dispose of any and all licenses, permits, patents, trademarks, copyrights, trade names or symbols, and all other similar rights and franchises, and all rights and privileges in connection therewith or appertaining thereunto, to which the Corporation is entitled.

(c)    To become a partner, either general, limited or otherwise, in any partnership(s), whether general or limited, as the Board of Directors of the Corporation may approve, in any partnership or partnerships, whether general or limited, whether now existing or hereafter organized, with all the rights, privileges, duties, liabilities or obligations of such partner which would exist if the Corporation were a natural person. Without limitation of the foregoing, the Corporation may join and become a participant in any partnership, limited partnership and/or joint venture with any other individual, firm, corporation or entity and/or to become a member of any association, non-profit corporation or other entity.

(d)     To borrow or raise money, without limit, upon any terms, for any purpose of the Corporation or of any corporation, association, firm, syndicate or individual having a business or property which the Corporation determines to finance, promote or become interested in.

(e)     To make, execute, endorse and accept promissory notes, bills of exchange and other negotiable instruments and to redeem any debt or other obligation before the same shall fall due on any terms and on any advance or premium.

F0613–0412

(f)     To do all and everything necessary and proper for the accomplishment of the objects herein enumerated or necessary or incidental to the protection and benefit of the Corporation, and in general, to carry on such lawful businesses necessary or incidental to the attainment of the purposes of the Corporation; and to do any other act legal under the laws of the State of Ohio.

          Each purpose specified in any clause or paragraph of this Article Third shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to, or inference from, the terms of any other clause or paragraph of this Article Third, and nothing herein shall be deemed to limit or exclude in any manner any power, right or privilege given to the Corporation by law or the authority which it is or might be permitted to exercise under the statutes of the State of Ohio.

FOURTH:      The maximum number of shares which the Corporation is authorized to have outstanding is 750, all of which shall be common without par value. Such shares may be issued pursuant to subscriptions taken by the incorporators for such consideration as may be specified by them and, after organization, shares without par value now or hereafter authorized may be issued from time to time upon such consideration as may be fixed by the Board of Directors. The Board of Directors, in its discretion, may fix different amounts and/or kinds of consideration for the issuance of shares without par value, whether issued at the same time or at different times and may determine what portion of the amount or amounts of consideration so received by the Corporation shall be and constitute stated capital. Any and all shares without par value the consideration for which as fixed by the incorporators or by the Board of Directors has been paid or delivered shall be fully paid and non-assessable.

FIFTH:     The amount of stated capital with which the Corporation shall begin business is Five Hundred Dollars ($500.00).

SIXTH:     To the extent permissible under the laws of the State of Ohio, and unless otherwise expressly directed by statute, consent by vote or otherwise of the holders of shares (of any class entitled to vote thereon) entitling same to exercise a majority of the voting power of the Corporation shall be sufficient to sustain any action to be taken by the shareholders of the Corporation, and in cases where any class shall be required by the laws of the State of Ohio to consent separately as a class, consent by vote or otherwise of the holders of a majority of the shares of that class shall be sufficient to sustain any action to be taken by the shareholders of that class.

F0613–0413

SEVENTH:     The holders of shares of capital stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of capital stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of capital stock of the Corporation, in proportion to their respective holdings of capital stock of the Corporation.

EIGHTH:     The Board of Directors is hereby authorized to fix and determine whether any, and if any, what part, of the surplus, however created or arising, shall be used, declared in dividends, or paid to shareholders, and, without action by the shareholders, to use the surplus, or any part thereof, or such part of the stated capital of the Corporation as is permitted under the provisions of § 1701.35 of the Ohio Revised Code, or any statute of like tenor or effect which is hereafter enacted, for the purchase or acquisition of shares of any class, warrants, obligations, evidences of indebtedness or other securities of the Corporation.

NINTH:     Any provision hereof to the contrary notwithstanding, the Corporation shall have the power, upon the affirmative vote of a simple majority of its Board of Directors, to purchase, hold, sell and transfer shares of its own capital stock, provided, it shall not use its funds or property for such purpose when such use would cause any impairment of its capital and, provided, further, that the shares of its own capital stock belonging to it and held as Treasury shares shall not be voted directly or indirectly.

TENTH:     The Corporation reserves the right at any time, and from time to time, substantially to change, alter, add to or diminish its purposes as specified in these Articles of Incorporation in the manner now or hereafter permitted by law. Any such change in the purposes of the Corporation if accomplished in a manner now or hereafter permitted by law shall be binding and conclusive upon every shareholder of the Corporation as fully as if such shareholder had voted therefor at a meeting of the shareholders authorizing such change, and no shareholder, notwithstanding he may have voted against such change or objected thereto in writing, shall be entitled to payment of the full or fair cash value of his shares or of any other rights of a dissenting shareholder.

F0613–0414

ELEVENTH:     A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise. No transaction or contract or act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of this Corporation is also a member of a firm, or an officer, director, shareholder or trustee of a corporation, or a trustee or beneficiary of a trust, or otherwise connected with any other enterprise, in any way interested in such transaction, contract or act. No director or officer shall be accountable or responsible to the Corporation for or in respect to any transaction, contract or act of the Corporation or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, or other entity with which he is connected, is interested in such transaction, contract or act; provided, nevertheless, that the fact that such director or officer, or that such firm, corporation, trust or other entity is so interested as shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract, transaction or act shall have been taken. Any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract, transaction or act; and any such director may vote thereat to authorize, ratify, or approve any such contract, transaction or act; and any officer of the Corporation may take any action within the scope of his authority respecting such contract, transaction or act, with like force and effect as if he, or any firm of which he is a member, or any corporation of which he is an officer, shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, or any other entity with which he is connected, were not interested in such transaction, contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause or proceeding, the question of whether a director or officer of the Corporation has acted in good faith is material, and notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of clear and convincing evidence and proof to the contrary.

TWELFTH:     These Articles of Incorporation may be amended at any time and from time to time in the manner provided by law.

THIRTEENTH:     The Corporation shall indemnify each of its officers, directors, and employees, whether or not then in office, and his heirs and legal representatives, against all expenses, judgments, decrees, fines, penalties or other amounts paid in satisfaction or in settlement of, or in connection with the defense of, any pending or threatened action, suit or proceeding, civil or criminal, to which he is or may be made a party by reason of his being or his having been a director, officer or employee of the Corporation. Without limitation, the term “expenses” shall include all counsel fees, expert witness fees, court costs and any other amounts of a similar nature.

F0613–0415

          The Board of Directors shall, from time to time, adopt by-laws and regulations to implement the indemnification provisions set forth herein. It is understood that the provisions hereinbefore set forth respecting indemnification of any officer, director or employee, shall not be deemed exclusive of any other rights to which such officer, director or employee may be entitled under these Articles, or under any agreement with, or any insurance purchased by, the Corporation, or pursuant to any vote of the shareholders, or otherwise.

          IN WITNESS WHEREOF, I have hereunto set my hands this 18 day of February, 1985.

ACFB, INCORPORATED Incorporator

By:	/s/ Judith D. Levine
Judith D. Levine Vice President

F0613–0416

ORIGINAL APPOINTMENT OF AGENT

          KNOW ALL MEN BY THESE PRESENTS: That ACFB, Incorporated, located at 1100 Citizens Building, 850 Euclid Avenue, in the City of Cleveland and the County of Cuyahoga, Ohio 44114, a corporation organized by its Articles of Incorporation to act as Incorporator and/or as Statutory Agent for corporations to be organized or which are in existence under the laws of the State of Ohio, is hereby appointed Statutory Agent: the corporation upon which process, tax notices and demands against COPLEY HEALTH CENTER, INC. may be served.

ACFB, INCORPORATED Incorporator

By:	/s/ Judith D. Levine
Judith D. Levine, Vice President

Cleveland, Ohio
February 18, 1985

Gentlemen: ACFB, Incorporated hereby accepts the appointment as the Statutory Agent of your corporation upon which process, tax notices and demands may be served.

ACFB, INCORPORATED. Statutory Agent

By:	/s/ Judith D. Levine
Judith D. Levine, Vice President